UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 30, 1998
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                            OREGON STEEL MILLS, INC.

State of Delaware                           1-9887          94-0506370
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(State or other jurisdiction of          (Commission        (IRS Employer
 incorporation or organization)            File No.)        Identification No.)


1000 SW Broadway, PO Box 5368, Portland, Oregon                  97205
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(Address of principal executive offices)                       (Zip Code)


                                 (503) 223-9228
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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(Former name and former address and former fiscal year, if changed since last report)








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ITEM 5.  OTHER EVENTS.

On July 30, 1998, the Board of Directors of Oregon Steel Mills, Inc., a Delaware corporation ("Company") approved an amendment to the Company's Bylaws ("Amendment") which, among other things, requires advance notice of any stockholder proposals or director nominations to be presented at the Annual Meeting of Stockholders. The advance notice provision does not apply to (i) stockholder proposals which are included in the Company's proxy materials (including stockholder proposals included pursuant to Securities and Exchange Commission Rule 14a-8), or (ii) stockholder proposals or director nominations presented by the Board of Directors.

The Amendment requires that notice must be received at least 120 days, but not more than 150 days, prior to the anniversary date of the proxy statement for the preceding year's Annual Meeting of Stockholders. The notice must contain certain information relating to the stockholder proposal or director nomination and the stockholder making the proposal or director nomination. If notice is not given in accordance with the Amendment or if the stockholder proposal is not a proper matter for stockholder action under Delaware law, then the proposal will not be considered at the Annual Meeting of Stockholders. In addition, a director nomination will not be considered if notice is not given in accordance with the Amendment. In order to be considered at the 1999 Annual Meeting of Stockholders, written notice of a stockholder proposal or director nomination must contain the information required by the Amendment and must be received by the Company no later than November 13, 1998 and no earlier than October 14, 1998.

A copy of the Amendment is attached as Exhibit 3.3.


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

         (c)      Exhibits

                  3.3.     Amendment to Bylaws of the Company.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 18, 1998

                                              OREGON STEEL MILLS, INC.



                                              By  /s/ L. Ray Adams
                                                -------------------------------
                                                  L. Ray Adams
                                                  Vice President of Finance and
                                                     Chief Financial Officer